    As filed with the Securities and Exchange Commission on December 13, 2000


                                                    Registration No. __________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       98-0208402
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                       Identification No.)


         1177 WEST HASTINGS STREET, #1818, VANCOUVER, BC, CANADA V6E 2K3
          (Address of Principal Executive Offices, Including Zip Code)


                   NON-QUALIFIED CONSULTING SERVICES AGREEMENT
                            (Full Title of the Plan)


                               G.W. NORMAN WAREHAM
                     BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
         1177 WEST HASTINGS STREET, #1818, VANCOUVER, BC, CANADA V6E 2K3
                     (Name and Address of Agent for Service)

                                 (604) 602-1717
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             Michael H. Chanin, Esq.
                              Joseph M. Berl, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                          1001 Pennsylvania Avenue, NW
                                   Sixth Floor
                             Washington, D.C. 20004
                                 (202) 347-0066

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                  Proposed               Proposed
Title of                                          Maximum                Maximum
Securities               Amount                   Offering               Aggregate              Amount of
to be                    to be                    Price                  Offering               Registration
Registered               Registered               Per Share              Price                  Fee
--------------------------------------------------------------------------------------------------------------------------
Common
Stock, $0.0001           120,000                  $ 3.29 (2)             $ 394,200 (2)          $ 104.07
par value                shares (1)
--------------------------------------------------------------------------------------------------------------------------

(1) Representing shares to be issued granted under a Consulting Services Agreement dated April 1, 1999 and Conversion Agreement dated December 8, 2000 (collectively, referred to herein as the "Agreements") between the Registrant and a consultant of the Registrant (the "Consultant").

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on December 12, 2000 which is within five business days prior to the date of filing.

        The purpose of this Form S-8 Registration Statement is to register 120,000 shares of Registrant's Common Stock, $0.0001 par value (the "Shares"), for issuance under a Consulting Services Agreement dated April 1, 1999 and Conversion Agreement dated December 8, 2000 between the Registrant and a consultant of the Registrant (the "Consultant").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

        * The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to the Consultant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        a. Registrant's Annual Report on Form 10-KSB (File No. 001-15165) for the year ended February 29, 2000 filed on June 14, 2000.

        b. All reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended February 29, 2000.

        c. Registrant's Form 10-SB filed pursuant to Section 12 of the Exchange Act containing a description of the terms, rights and provisions of the Registrant's Common Stock, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL


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        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

        Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by
Section 102(b)(7) of the Delaware General Corporation Law, provides for the elimination of personal liability of a director for any injury to person or property arising out of a tort committed by an employee of the Registrant unless such director was personally involved in the situation giving rise to the injury or committed a criminal offense, and provides that Registrant may indemnify its directors and officers to the fullest extent permitted by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS


Exhibit Number          Description
--------------          -----------
      4                 Instruments Defining Rights of Stockholders. Reference
                        is made to Registrant's Registration Statement on Form
                        10-SB, which is incorporated by reference in Item 3 of
                        this Registration Statement.

      5                 Opinion of Powell, Goldstein, Frazer & Murphy LLP

      23(a)             Consent of Davidson & Company

      23(b) Consent of Powell, Goldstein, Frazer & Murphy LLP, included in Exhibit 5.


ITEM 9.  UNDERTAKINGS

(a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the To include any material information with respect to the plan of aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) distribution not previously disclosed in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(I)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, BC, Canada on December 12, 2000.


                                BULLET ENVIRONMENTAL TECHNOLOGIES, INC.


                                By:      /s/ N. Wareham
                                         Name:  G.W. Norman Wareham
                                         Title: President, Treasurer &
                                                Sole Director

                                  EXHIBIT INDEX

Exhibits        Description
--------        -----------
4               Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 10-SB, which is incorporated by reference in Item 3 of this Registration
                Statement.

5               Opinion of Powell, Goldstein, Frazer & Murphy LLP

23(a)           Consent of Davidson & Company